EXHIBIT 10.4

                           REAL ESTATE SALES CONTRACT


1. ELECTRIC CITY CORP., a DELAWARE CORPORATION (Purchaser) agrees to purchase at a price of $1,140,000 on the terms set forth herein, the following described real estate in Cook County, Illinois.

Commonly known as 1280 Landmeier Road, and with approximate lot dimensions of __________________ together with the following property presently located thereon:

Single story masonry steel and glass building

2. GIOVANNI GULLO & MARIA GULLO FAMILY LMT PARTNERSHIP (Seller) agrees to sell the real estate and the property described above, if any, at the price and terms set forth herein, and to convey or cause to be conveyed to Purchaser or nominee title thereto by a recordable trustee deed, with release of homestead rights, if any, and a proper bill of sale, subject only to: (a) covenants, conditions and restrictions of record; (b) private, public and utility easements and roads and highways, if any; (c) party *** rights and agreements, if any; (d) existing leases and tenancies (as listed in schedule A attached); (e) special taxes or assessments for improvements not yet completed; (f) installments not due at the date hereof of any special tax or improvements heretofore completed; (g) mortgage or trust deed specified below, if any; (h) general taxes for the year 1998 and subsequent years including taxes which may accrue by reason of new or additional improvements during the year(s) 1998 and to

3. Purchaser has paid $ N/A as earnest money to be applied on the purchase price, and agrees to pay of satisfy the balance of the purchase price, plus or minus *** , at the time of closing as follows:

         (a)      The payment of $800,000 See Rider.

4. Seller, at his own expense, agrees to furnish Purchaser a current plat of survey of the above real estate made, and so certified by the surveyor as having been made, in compliance with the Illinois Land Survey Standard.

5. The time of the closing shall be ___**______________________ or on the date, if any, to which such time is extended by reason of paragraphs 2 or 10 of the Conditions and Stipulations hereafter becoming operative (whichever date is later). Unless subsequently mutually agreed otherwise at the office of the title company or of the mortgage lender, if any, provided *** is shown to be good or is accepted by Purchaser within thirty (30) days from the acceptance date of this contract.

         ** Within 30 Days From The Acceptance Of This Contract





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6. Seller agrees to pay a broker's  commission to __________  N/A____________ in
the   amount   set   forth   in   the   broker's    contract   or   as   follows
_________N/A______________ .

7. The earnest money will be held by __________ N/A____________ for the mutual benefit of the parties.

8. Seller warrants that Seller, its beneficiaries or agents of Seller or of its beneficiaries have received no notices form any city, village or other governmental authority of zoning, building, fire or health code violations in respect to the real estate that have not been heretofore corrected.

9. A duplicate original of this contract, duly executed by the Sell er and his spouse, if any, shall be delivered to the Purchaser within 2 days from the date hereof, otherwise at the Purchaser's option, that consent shall become null and void and the earnest money shall be refunded to the Purchaser.

         This consent is subject to the Conditions and Stipulations set forth on the back page hereof, which Conditions and Stipulations are made a part of this contract.

ACCEPTANCE

Dated
     ----------------------------------

Purchaser      ELECTRIC CITY CORP.                   (Address)
         ------------------------------                       ------------------

Purchaser   By:                                      (Address)
         ------------------------------                       ------------------
                 Joseph Marino

Seller                                               (Address)
       --------------------------------                       ------------------
          GIOVANNI, GULLO & MARIA GULLO FAMILY LMT. PARTNERSHIP


Seller   By: /s/ Giovanni Gullo                      (Address)
       --------------------------------                       ------------------
                 Giovanni Gullo







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                                     RIDER A


THIS RIDER IS ATTACHED TO AND MADE A PART OF A CERTAIN REAL ESTATE CONTRACT FOR THE PURCHASE OF REAL ESTATE COMMONLY KNOWN AS 1280 LANDMEIER RD., ELK GROVE VILLAGE, ILLINOIS MADE BY ELECTRIC CITY CORP., IT'S NOMINEES OR ASSIGNS (HEREINAFTER REFERRED TO AS "PURCHASER"); AND GIOVANNI GULLO & MARIA GULLO FAMILY LMT. PARTNERSHIP (HEREINAFTER REFERRED TO AS THE "SELLER"). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THIS RIDER AND THOSE CONTAINED IN THE REAL ESTATE SALE CONTRACT TO WHICH IT IS ATTACHED, THE TERMS AND PROVISIONS OF THIS RIDER SHALL PREVAIL.

         1. The purchase price as reflected in paragraph 1 of the Real Estate Sales Contract shall be paid as follows:

                           1.       $800,000 dollars in cash at closing.

                           2. The balance of purchase price in the amount of $340,000 dollars shall be delivered to Seller at closing in value form of 170,000 shares of common stock in Electric City Corp., a Delaware corporation. At closing, 168,000 shares of such stock shall be issued to Giovanni and Maria Gullo, 1,000 shares to James and Rosanne Spanola and 1,000 shares to Anthony and Rebecca Petropoulos.

         2. Gullo International Development Corporation or its nominee shall have the right and authority to purchase and sell
                  Electric City Corp's Energy Management System Saver and accessories and provide installation and maintenance, subject to certain restricted Corporate accounts and geological territories which will be provided by Purchaser.

         3. Purchaser agrees that for a period of twelve (12) months from the date of closing, that it shall not place a first mortgage on the real estate in excess of $800,000.00.

         4. Purchaser shall give Seller notice of the date of Electric City Corp. common stock first day of trading on the OTC exchange. ("Initial Trading Date")

         5. Seller and Purchaser agree that should the shares of Electric City Corp. trade under $2.00 per share for Ten (10)
                  consecutive trading days, within a 3 month period from the Initial Trading Date or should the shares of Electric City Corp., not trade on any stock exchange within Six (6) months from the acceptance of this contract, Seller shall have the right to repurchase the improvements from Electric City Corp. for $800,000 or sell the 170,000 shares of common stock to Electric City Corp. for $340,000.




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         6.       Should Seller repurchase the property pursuant to paragraph #5 in this Rider, Electric City Corp. will enter into a Ten (10) year lease for $10,000 month rental on a Triple net basis.

         7. Seller and purchaser will cooperate with each other to ascertain a 6B Tax Classification for the Real Estate Taxes from the Village of Elk Grove and the Cook County Assessor's office.

         8. Seller and purchaser agree to cooperate with each other regarding a 1031 Starker Exchange.

         9. Occupancy by Electric City Corp. will be immediate or upon issuance of a 6B Classification from the Village of Elk Grove Village.

         10. In the event the eith4er party hereto initiates a lawsuit against the other party by reason of the alleged breach of this Agreement by the other party, then all costs and expenses, including, without limitation reasonable attorneys' and/or accountants' fees, incurred by the prevailing party in connection with such litigation and the dispute forming the basis thereof shall be paid or reimbursed by the non-prevailing party.

         IN WITNESS WHEREOF, the parties have caused this Contract to be signed by their duly authorized representative on the date first above written.


         PURCHASER:   /s/ Joseph C. Marino                   DATE:      7/3/98
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                      Electric City Corp.

         SELLER:   /s/ Giovanni Gullo                        DATE:      7-3-98
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